UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 26, 2005

W&T Offshore, Inc.

(Exact name of registrant as specified in its charter)

Texas

(State or Other Jurisdiction of Incorporation)

333-115103	72-1121985
(Commission File Number)	(I.R.S. Employer Identification No.)

Eight Greenway Plaza, Suite 1330 Houston, Texas 77046	77046
(Address of Principal Executive Offices)	(Zip Code)

(713) 626-8525

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreements.

The Board of Directors of W&T Offshore, Inc. (the “Company”) has approved the W&T Offshore, Inc. 2005 Annual Incentive Plan (the “Plan”). The purpose of the Plan is to retain the Company’s key employees, to attract talented and dedicated employees, to reward superior job performance and to encourage teamwork among the Company’s employees by linking every employee’s bonus opportunity with the overall annual performance of the Company. Eligible employees will be able to earn bonuses in the form of cash compensation and restricted stock awards. All bonuses paid under the Plan for any fiscal year will be limited generally to 5% of the Company’s pre-tax net income for such year. Part of the bonus will be a general bonus that is paid to the extent that 5% of the Company’s pre-tax income is sufficient for the payment. An additional bonus, referred to as the Extraordinary Performance Bonus, is to be paid only if the Company achieves a 5% growth in year-to-year production and a 5% growth in proved oil and natural gas reserves over the year for which the bonus is paid. If these financial targets are met, one-half of the Extraordinary Performance Bonus is paid. An additional one-quarter of the Extraordinary Performance Bonus is due if the Company’s lease operating expenses, per mcfe of production, do not grow by more than 5% in the fiscal year for which the bonus is paid, and another one-quarter of the Extraordinary Performance Bonus is due if the Company’s general and administrative expenses, per mcfe of production, do not grow by more than 5% in the fiscal year for which the bonus is paid. The Compensation Committee of the Board of Directors, which administers the Plan, has the authority to adjust these financial targets when unforeseen events affect the Company’s results of operations. For a complete explanation of the Plan, please see the Plan, which is filed herewith as Exhibit 10.1.

The Plan provides that, subject to the limitation that all bonuses paid annually under the Plan are generally limited to 5% of the Company’s pre-tax net income, each executive officer shall be entitled to receive a general bonus payable in (a) cash equal to 40% of his or her base salary and (b) restricted stock valued at 65% of his or her base salary. Each executive officer is also eligible to receive a maximum Extraordinary Performance Bonus payable in (a) cash in an amount of up to 20% of his or her base salary and (b) restricted stock valued at up to 32.5% of his or her base salary. Tracy W. Krohn and Jerome F. Freel are not participants in the Plan. Stephen A. Landry will not participate in the Plan for the fiscal year ended December 31, 2005.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
10.1	W&T Offshore, Inc. 2005 Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W&T OFFSHORE, INC.
(Registrant)

Dated: October 27, 2005	By:	/s/ STEPHEN A. LANDRY
	Name:	Stephen A. Landry
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	W&T Offshore, Inc. 2005 Annual Incentive Plan.